LivePerson Announces Appointment of Eran Vanounou as Chief Technology Officer

New York, NY – December 16, 2013 – LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced that Eran Vanounou will join the Company early next year as its Chief Technology Officer. Mr. Vanounou will lead the Company’s technology operations in Ra’anana, Israel, and will be responsible for driving global technology strategy, research and development, product delivery, and technology operations as LivePerson embarks upon its next phase of growth and leadership in intelligent digital engagement.

“Eran brings deep technology expertise and more than 15 years of experience driving product innovation, development and delivery for some of the world’s leading technology organizations,” said Robert LoCascio, Founder and CEO of LivePerson. “His expertise in delivering Enterprise-class solutions at global scale and his experience with big data and mobile platforms will be a great asset to us as we focus on innovation and delivery of our intelligent digital engagement platform to a growing global base of customers. I look forward to welcoming Eran to the LivePerson management team, and to having him at the helm of our technology and R&D operations.”

Mr. Vanounou has served in various technology leadership roles at leading global companies, serving as General Manager of Product and Technology at NICE Systems, and Senior Director of Mobile and Embedded technologies at both Sun Microsystems and Oracle, driving product innovation, as well as development and delivery to Enterprise customers worldwidethroughout his career. At Sun Microsystems, Vanounou successfully developed and launched the mobile line of business worldwide, and went onto become the General Manager of the Sun/Oracle R&D center in Israel for 4 years. At Oracle, Mr. Vanounou successfully led globally distributed teams to deliver and support multiple product lines at scale

Mr. Vanounou will assume leadership of LivePerson’s Israel operations as Eli Campo, the Company’s current EVP & General Manager, Technology Operations, Israel, departs in early 2014 to pursue other opportunities. Mr. Campo will remain in his role until Mr. Vanounou’s arrival to ensure a smooth and orderly transition of responsibilities.

“During his long tenure with LivePerson, Mr. Campo has been instrumental in building out a world-class technology organization which has been fundamental to LivePerson’s evolution and growth to date,” said Robert LoCascio. “We are extremely grateful to have had Mr. Campo as a part of the LivePerson family, and wish him all the best in his next endeavors.”

About LivePerson

LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.

More than 8,500 companies rely on LivePerson's platform to increase conversions and improve customer experience, including Hewlett-Packard, IBM, Microsoft, Verizon, Sky, Walt Disney, PNC, QVC and Orbitz.

LivePerson received the CODiE award for Best Content Management Solution in 2012, and has been named a Market Share Leader by Frost and Sullivan in 2012.  LivePerson is headquartered in New York City with offices in San Francisco, Atlanta, Amsterdam, Santa Monica, Tel Aviv, London and Melbourne.

For more information, please visit www.liveperson.com. To view other press releases about LivePerson, please visit pr.liveperson.com.

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Safe Harbor Provision

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; the adverse effect that the global economic downturn may have on our business and results of operations; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; impairments to goodwill that result in significant charges to earnings; volatility of the value of certain currencies in relation to the US dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally; responding to rapid technological change and changing client preferences; our ability to retain key personnel and attract new personnel; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; risks related to the regulation or possible misappropriation of personal information belonging to our customers' Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with our current or future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; risks related to our operations in Israel, and the civil and political unrest in that region; and risks related to our common stock being traded on more than one securities exchange, which may result in additional variations in the trading price of our common stock. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.